Registration No. 333-

As filed with the Securities and Exchange Commission on July 17, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cryo-Cell International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-3023093
(State or Other Jurisdiction of Organization)	I.R.S. Employer Identification No.

700 Brooker Creek Blvd.

Oldsmar, Florida 34677

(Address of Principal Executive Offices)

Cryo-Cell International, Inc. 2012 Equity Incentive Plan

(Full Title of the Plan)

Copies to:

Mr. David Portnoy

Chairman of the Board and

Co-Chief Executive Officer

Cryo-Cell International, Inc.

700 Brooker Creek Blvd.

Oldsmar, Florida 34677

(813) 749-2100

(Name, Address and Telephone Number of Agent for Service)

Steven Lanter, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, Suite 780 Washington, D.C. 20015 (202) 274-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	400,000(2)	$1.720(5)	$688,000	$89
Common stock, par value $0.01 per share	129,729(3)	$2.755(6)	$357,404	$47
Common stock, par value $0.01 per share	1,970,271(4)	$2.755(6))	$5,428,097	$700
Stock Options	2,500,000	—	—	— (7)
TOTALS	2,500,000		$6,473,501	$836

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Cryo-Cell International, Inc. 2012 Equity Incentive Plan (the “Stock Benefit Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Cryo-Cell International, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents the number of shares of common stock currently reserved for issuance for stock options granted under the Stock Benefit Plan.
(3)	Represents the number of shares of common stock awarded as restricted stock under the Stock Benefit Plan.
(4)	Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options and restricted stock.
(5)	Determined pursuant to 17 C.F.R. Section 230.457(h)(1) of the Securities Act upon the basis of the price at which the options may be exercised.
(6)	Determined pursuant to 17 C.F. R. Sections 230.457(h)(1) and 230.457(c) of the Securities Act upon the basis of the average of the high and low prices quoted on the Over-The-Counter Bulletin Board on July 1, 2014.
(7)	Pursuant to 17 C.F.R. Section 230.457(h)(3) of the Securities Act, no registration fee is required to be paid.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462 under the Securities Act.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by 17 C.F.R. Section 230.428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitutes (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference.

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

a) The Company’s Annual Report on Form 10-K for the year ended November 30, 2013 (File No. 000-23386), filed with the Commission on February 28, 2014, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

c) The description of the Company’s common stock contained in the Registration Statement on Form 8-A originally filed with the Commission on February 4, 1994, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Registrant’s certificate of incorporation provides for the indemnification of the Registrant’s directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The Registrant’s certificate of incorporation further provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant has been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Registrant’s payment of expenses incurred or paid by its director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not applicable.

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Item 8. List of Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. attached hereto

5	Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation	Exhibit 5

10	Cryo-Cell International, Inc. 2012 Equity Incentive Plan	*

23.1	Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation	Contained in Exhibit 5

23.2	Consent of Grant Thornton LLP	Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

*	Incorporated by reference to Appendix B to the proxy statement for the Annual Meeting of Stockholders of the Company (Commission File No. 000-23386), filed by the Company under the Exchange Act with the Commission on June 21, 2012.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oldsmar, State of Florida, on this 17th day of July, 2014.

CRYO-CELL INTERNATIONAL, INC.

By:	/s/ David Portnoy
David Portnoy
Chairman of the Board and Co-Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Cryo-Cell International, Inc. (the “Company”) hereby severally constitute and appoint David Portnoy, Mark Portnoy and Jill Taymans, as our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said David Portnoy, Mark Portnoy and Jill Taymans may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock issued upon exercise of stock options and the award of restricted stock under the Cryo-Cell International, Inc. 2012 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said David Portnoy, Mark Portnoy and Jill Taymans shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ David Portnoy David Portnoy	Co-Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 17, 2014

/s/ Mark Portnoy Mark Portnoy	Co- Chief Executive Officer	July 17, 2014

/s/ Jill Taymans Jill Taymans	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 17, 2014

/s/ Harold Berger Harold Berger	Director	July 17, 2014

/s/ George Gaines George Gaines	Director	July 17, 2014

/s/ Jonathan Wheeler Jonathan Wheeler	Director	July 17, 2014

EXHIBIT INDEX

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. attached hereto

5	Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation	Exhibit 5

10	Cryo-Cell International, Inc. 2012 Equity Incentive Plan	*

23.1	Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation	Contained in Exhibit 5

23.2	Consent of Grant Thornton LLP	Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

*	Incorporated by reference to Appendix B to the proxy statement for the Annual Meeting of Stockholders of the Company (Commission File No. 000-23386), filed by the Company under the Exchange Act with the Commission on June 21, 2012.

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